Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2017 Results

Date: May 3, 2017

First Quarter Net Sales of $56.0 million

First Quarter Net Loss of $4.5 million, or $(0.08) per share

Adjusted Net Loss of $3.0 million, or $(0.05) cents per share

First Quarter Adjusted EBITDA of $3.9 million

Announces Quarterly Dividend of $0.045 per share

Call scheduled for Wednesday, May 3, 2017 at 5:00 p.m. Eastern Time

Littleton, Colo. May 3, 2017 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Results

•

Total net sales were $56.0 million, a decrease of 35.2% compared with the prior year period. Product net sales decreased 45.8% year-over-year to $29.8 million, primarily due to a decline in EMV® chip cards sold and EMV® card average selling prices. Services net sales decreased 16.5% year-over-year to $26.2 million, predominantly driven by declines in U.S. Prepaid Debit Segment sales and card personalization and fulfillment services revenue.

•	Net loss was $4.5 million, or $(0.08) per diluted share, compared with net income of $5.7 million, or $0.10 per diluted share, in the prior year period.
•	Adjusted net loss was $3.0 million, or $(0.05) cents per diluted share, compared with net income of $7.1 million and $0.13 per diluted share in the prior year period.
•	Adjusted EBITDA was $3.9 million, or 6.9% of net sales, compared with $18.8 million, or 21.7% of net sales, in the prior year period.
•	Returned $2.5 million to stockholders through dividends in the first quarter of 2017.

“Our first quarter results were in line with our expectations, and we have reaffirmed our full year guidance” said Steve Montross, president and chief executive officer of CPI Card Group. “We continue to expect EMV card production volume in the U.S. to be similar in 2017 to 2016 levels.  We will drive core growth primarily through our prepaid and value-added services businesses in the second half of the year with a continued focus on delivering our entire suite of product solutions and exceptional customer service to our broad customer base.  During the quarter, we continued to make progress in our product innovations.  Our Print on Demand activities began to ramp up with a strong backlog of opportunities and we received certification from Visa, MasterCard and Discover for a metal EMV card. We also made strong progress on our cost savings and efficiency initiatives and are on-track to achieve our full year targets.  Equally important, we maintained a focus on driving quality and superior execution for our customers. I am pleased with the progress we are making on our initiatives to drive profitable long-term growth, innovation, cost efficiencies and quality.”

2017 Financial Outlook

CPI reaffirmed its financial outlook for 2017 is as follows:

•	Net sales between $315 million and $340 million
•	Adjusted EBITDA between $64 million and $73 million
•	GAAP earnings per share between $0.22 and $0.32
•	Adjusted diluted earnings per share between $0.35 and $0.46

First Quarter 2017 Segment Information

U.S. Debit and Credit:

Net sales were $39.5 million in the first quarter of 2017, representing a decrease of 39.3% from $65.1 million in the prior year period. The decrease in U.S. Debit and Credit segment net sales was driven predominantly by a decline in the number of EMV® chip cards sold in the first quarter compared with the first quarter of 2016, lower EMV® card average selling prices, and a $2.7 million decrease in card personalization and fulfillment services revenue.

U.S. Prepaid Debit:

Net sales were $9.8 million in the first quarter of 2017, representing a decrease of 20.7% from $12.3 million in the first quarter of 2016. The year-over-year decrease in U.S. Prepaid Debit segment net sales was driven primarily by decreased sales activity associated with a delay in the rollout of a packaging design refresh by a larger customer.

U.K. Limited:

Net sales were $5.6 million in the first quarter of 2017, representing a decrease of 10.3% from $6.2 million in the prior year period, driven primarily by unfavorable foreign currency exchange rate fluctuations of $0.9 million. On a constant currency basis, U.K. Limited net sales increased 3.6% compared with the first quarter of 2016 driven by increased sales activity related to card manufacturing, personalization and fulfillment.

Balance Sheet, Cash Flow, Liquidity, & Other Select Financial Information

At March 31, 2017, the Company had $25.9 million of cash and cash equivalents and an undrawn $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding was $312.5 million at March 31, 2017, unchanged from December 31, 2016.  Net of debt issuance costs and discount, recorded debt was $302.4 million as of March 31, 2017.

Cash used in operating activities for the quarter ended March 31, 2017 was $5.0 million compared with cash provided by operating activities of $16.8 million in the prior year period. Capital expenditures totaled $3.3 million for the quarter ended March 31, 2017 compared with $3.8 million in the prior year period. Free cash flow for the quarter ended March 31, 2017 was $(8.3) million, compared with $13.0 million in the prior year.

Interest expense, net, was $5.1 million in the first quarter of 2017 compared with $5.0 million in the prior year period.

Quarterly Dividend Announcement

Today the CPI Card Group Board of Directors declared a quarterly dividend of $0.045 per share, payable on July 7, 2017 to stockholders of record at the close of business on June 16, 2017. The declaration and payment of any future dividends will be subject to the discretion of the CPI Card Group Board of Directors, who will evaluate the Company's dividend program from time to time based on factors that it deems relevant.

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

All rights reserved. Card@Once® is a registered trademark of CPI Card Group, Inc. US Patent No.: 8429075.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release:  Adjusted Net (Loss) Income, Adjusted Diluted (Loss) Earnings per Share, EBITDA, Adjusted EBITDA, Free Cash Flow, and Constant Currency.  These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies.  Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release, and a reconciliation of non-GAAP measures contained in our 2017 guidance in Exhibit F to this press release.

Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share

Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share exclude the impact of amortization of intangible assets, stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, and other non-operational, non-cash or non-recurring items, net of their income tax impact. A 35% tax rate is used to calculate Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share. We believe that Adjusted Net (Loss) Income and Adjusted Diluted (Loss) Earnings per Share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation expense, litigation and related charges incurred in connection with certain patent and shareholder litigation, performance bonuses in connection with the EFT Source acquisition, foreign currency gain or loss, and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E.  Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Constant Currency

Constant currency results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. We present certain constant currency results to facilitate comparisons to our historical operating results.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on May 3, 2017 at 5:00 p.m. ET to discuss its first quarter 2017 results. To participate in the Company's live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (844) 392-3771
Participant International Dial-In Number: (541) 397-0893
Conference ID: 8504288
Webcast Link: http://edge.media-server.com/m/p/8fkxnqct

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site:  http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 8:30 p.m. ET on May 3, 2017 until 11:59 p.m. ET on May 10, 2017. To access the replay, please dial (855) 859-2056 or (404) 537-3406; Conference ID: 8504288.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue”, “project”, “plan”, “foresee”, and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: material breaches in the security of our systems; market acceptance of developing technologies that make Financial Payment Cards less relevant; a slower or less widespread adoption of EMV and dual-interface EMV technology than we anticipate; difficulties in production quality and process; defects in our software; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; failure to accurately predict demand for our products and services; extension of card expiration cycles; a decline in U.S. and global market and economic conditions; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; our substantial indebtedness; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; failure to meet our customers’ demands in a timely manner; competition and/or price erosion in the payment card industry; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; and other risks and other risk factors or uncertainties identified from time to time in our filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information, and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit ACondensed Consolidated Statements of Operations and Comprehensive (Loss) Income - Unaudited for the three months ended March 31, 2017 and 2016

Exhibit BCondensed Consolidated Balance Sheets – Unaudited as of March 31, 2017 and December 31, 2016

Exhibit CCondensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2017 and 2016

Exhibit DSegment Summary Information – Unaudited for the three months ended March 31, 2017 and 2016

Exhibit ESupplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2017 and 2016

Exhibit F2017 Guidance: Non-GAAP Reconciliation

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net sales:
Products	$29,764	$54,958
Services	26,244	31,435
Total net sales	56,008	86,393
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	19,688	36,353
Services (exclusive of depreciation and amortization shown below)	17,441	17,764
Depreciation and amortization	2,784	2,584
Total cost of sales	39,913	56,701
Gross profit	16,095	29,692
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,155	14,498
Depreciation and amortization	1,749	1,529
Total operating expenses	17,904	16,027
(Loss) income from operations	(1,809)	13,665
Other expense, net:
Interest, net	(5,062)	(5,033)
Foreign currency gain (loss)	73	(102)
Other income (loss), net	1	(2)
Total other expense, net	(4,988)	(5,137)

(Loss) Income before income taxes	(6,797)	8,528
Income tax benefit (expense)	2,291	(2,814)
Net (loss) income	$(4,506)	$5,714

Basic and diluted (loss) earnings per share:	$(0.08)	$0.10
Weighted-average shares outstanding:
Basic	55,424,559	56,542,116
Diluted	55,424,559	56,836,082

Dividends declared per common share	$0.045	$0.045

Comprehensive (loss) income
Net (loss) income	$(4,506)	$5,714
Currency translation adjustment	201	82
Total comprehensive (loss) income	$(4,305)	$5,796

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,906	$36,955
Accounts receivable, net of allowances of $71 and $126, respectively	33,955	31,492
Inventories	23,975	19,369
Prepaid expenses and other current assets	5,054	4,601
Income taxes receivable	1,947	—
Total current assets	90,837	92,417
Plant, equipment and leasehold improvements, net	53,470	53,419
Intangible assets, net	45,143	46,348
Goodwill	72,083	71,996
Other assets	271	240
Total assets	$261,804	$264,420

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$12,799	$10,996
Accrued expenses	15,701	17,487
Income taxes payable	—	64
Deferred revenue and customer deposits	10,241	6,729
Total current liabilities	38,741	35,276
Long-term debt	302,406	301,922
Deferred income taxes	20,936	21,261
Other long-term liabilities	1,599	1,234
Total liabilities	363,682	359,693

Commitments and contingencies

Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 55,592,024 and 55,359,251 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	56	55
Capital deficiency	(114,383)	(114,881)
Accumulated earnings	18,663	25,968
Accumulated other comprehensive loss	(6,214)	(6,415)
Total stockholders’ deficit	(101,878)	(95,273)
Total liabilities and stockholders’ deficit	$261,804	$264,420

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net (loss) income	$(4,506)	$5,714
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,533	4,113
Stock-based compensation expense	546	745
Amortization of debt issuance costs and debt discount	484	482
Excess tax benefits from stock-based compensation	—	(239)
Deferred income taxes	(351)	(58)
Other, net	(39)	(13)
Changes in operating assets and liabilities:
Accounts receivable	(2,375)	7,711
Inventories	(4,551)	1,957
Prepaid expenses and other assets	(485)	(532)
Income taxes	(2,005)	4,433
Accounts payable	1,751	(3,758)
Accrued expenses	(1,794)	(3,980)
Deferred revenue and customer deposits	3,424	199
Other liabilities	357	(18)
Cash (used in) provided by operating activities	(5,011)	16,756
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(3,283)	(3,780)
Cash used in investing activities	(3,283)	(3,780)
Financing activities
Dividends paid on common stock	(2,527)	—
Taxes withheld and paid on stock-based compensation	(336)	—
Excess tax benefits from stock-based compensation	—	239
Cash (used in) provided by financing activities	(2,863)	239
Effect of exchange rates on cash	108	32
Net (decrease) increase in cash and cash equivalents	(11,049)	13,247
Cash and cash equivalents, beginning of period	36,955	13,606
Cash and cash equivalents, end of period	$25,906	$26,853

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2017 and 2016
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

Net Sales
	Three Months Ended March 31,
	2017	2016	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$39,508	$65,091	$(25,583)	(39.3)%
U.S. Prepaid Debit	9,784	12,341	(2,557)	(20.7)%
U.K. Limited	5,587	6,232	(645)	(10.3)%
Other	2,503	3,142	(639)	(20.3)%
Eliminations	(1,374)	(413)	(961)	* %
Total	$56,008	$86,393	$(30,385)	(35.2)%

Gross Profit
	Three Months Ended March 31,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$11,843	30.0%	$23,160	35.6%	$(11,317)	(48.9)%
U.S. Prepaid Debit	2,208	22.6%	4,076	33.0%	(1,868)	(45.8)%
U.K. Limited	1,449	25.9%	1,609	25.8%	(160)	(9.9)%
Other	595	23.8%	847	27.0%	(252)	(29.8)%
Total	$16,095	28.7%	$29,692	34.4%	$(13,597)	(45.8)%

(Loss) Income from Operations
	Three Months Ended March 31,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
(Loss) Income from Operations by segment:
U.S Debit and Credit	$5,406	13.7%	$17,064	26.2%	$(11,658)	(68.3)%
U.S. Prepaid Debit	1,047	10.7%	2,688	21.8%	(1,641)	(61.0)%
U.K. Limited	115	2.1%	90	1.4%	25	27.8%
Other	(8,377)	*	(6,177)	*	(2,200)	*
Total	$(1,809)	(3.2)%	$13,665	15.8%	$(15,474)	(113.2)%

EBITDA
	Three Months Ended March 31,
	2017	% of Net Sales	2016	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (1)
U.S Debit and Credit	$7,630	19.3%	$18,922	29.1%	$(11,292)	(59.7)%
U.S. Prepaid Debit	1,785	18.2%	3,267	26.5%	(1,482)	(45.4)%
U.K. Limited	325	5.8%	219	3.5%	106	48.4%
Corporate and Other	(6,942)	*	(4,734)	*	(2,208)	*
Total	$2,798	5.0%	$17,674	20.5%	$(14,876)	(84.2)%

* Calculation not meaningful

(1) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between Income from Operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and Amortization expense of $2,197 and $2,049 in U.S. Debit and Credit, $736 and $580 in U.S. Prepaid Debit, $157 and $163 in U.K. Limited and $1,443 and $1,321 in Corporate and Other for the three months ended March 31, 2017 and 2016, respectively.

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
EBITDA and Adjusted EBITDA:
Net (loss) income	$(4,506)	$5,714
Interest expense, net	5,062	5,033
Income tax (benefit) expense	(2,291)	2,814
Depreciation and amortization	4,533	4,113
EBITDA	$2,798	$17,674

Adjustments to EBITDA
Stock-based compensation expense	546	745
Litigation and related charges (1)	580	—
EFT Source acquisition performance bonuses	—	250
Foreign currency (gain) loss	(73)	102
Subtotal of adjustments to EBITDA	1,053	1,097
Adjusted EBITDA	$3,851	$18,771

	Three Months Ended March 31,
	2017	2016
Adjusted net (loss) income and (loss) earnings per share:
Net (loss) income	$(4,506)	$5,714
Amortization of intangible assets	1,223	1,140
Stock-based compensation expense	546	745
Litigation and related charges (1)	580	—
EFT Source acquisition performance bonuses	—	250
Tax effect of above items	(822)	(705)
Adjusted net (loss) income	$(2,979)	$7,144
(1)	Represents legal costs incurred in connection with patent and shareholder litigation.

	Three Months Ended March 31,
	2017	2016
Weighted-average number of shares outstanding:
Basic	55,424,559	56,542,116
Effect of dilutive equity awards	—	293,966
Weighted-average diluted shares outstanding	55,424,559	56,836,082

	Three Months Ended March 31,
	2017	2016
Reconciliation of diluted (loss) earnings per share (GAAP) to adjusted diluted (loss) earnings per share:
Diluted (loss) earnings per share (GAAP)	$(0.08)	$0.10
Impact of net income adjustments	0.03	0.03
Adjusted diluted (loss) earnings per share	$(0.05)	$0.13

	Three Months Ended March 31,
	2017	2016
Constant Currency:
U.K. Limited net sales, as reported (GAAP)	$5,587	$6,232
Foreign currency translation impact	867	—
U.K. Limited net sales, constant currency adjusted	$6,454	$6,232
Net sales change, as reported (GAAP)	(10.3)%
Net sales change, constant currency adjusted	3.6%

	Three Months Ended March 31,
	2017	2016
Reconciliation of cash (used in) provided by operating activities (GAAP) to free cash flow:
Cash (used in) provided by operating activities	$(5,011)	$16,756
Acquisitions of plant, equipment and leasehold improvements	(3,283)	(3,780)
Free cash flow	$(8,294)	$12,976

		EXHIBIT F

CPI Card Group Inc. and Subsidiaries
2017 guidance: Non-GAAP Reconciliation
(in Millions, except per share amounts)
(Unaudited)

	Range
	Low	High
Net income (GAAP)(1)(2)	$12.3	$18.1

Amortization	4.5	4.5
Stock-based compensation expense(2)	3.9	3.9
Litigation and related charges (3)	3.0	3.0
Tax effect	(4.0)	(4.0)

Adjusted net income	$19.7	$25.5

Weighted-average diluted shares outstanding (4)	55.7	55.7

Diluted earnings per share (GAAP)(1)	$0.22	$0.32
Adjusted diluted earnings per share	$0.35	$0.46

Net income (GAAP)(1)(2)	$12.3	$18.1

Depreciation	13.7	13.7
Amortization	4.5	4.5
Interest expense(1)	20.0	20.0
Taxes	6.6	9.8
EBITDA	$57.1	$66.1

Stock-based compensation expense(2)	3.9	3.9
Litigation and related charges (3)	3.0	3.0

Adjusted EBITDA	$64.0	$73.0

(1)	Does not include adjustments to interest expense for potential debt repayments, including the impact of accelerated amortization of debt issuance cost and discount.
(2)	Does not give effect to the impact to stock-based compensation expense for any future grants, forfeitures or modifications of stock-based awards.
(3)	Represents legal costs incurred in connection with certain patent and shareholder litigation.
(4)	Does not give effect to the impact of any 2017 share repurchases under the repurchase program announced on May 11, 2016.